EXHIBIT 4.14

                      FORM OF COMMON STOCK PURCHASE WARRANT

                               SPARE BACKUP, INC.

   THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
     AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS
     FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT
                                IS NOT REQUIRED.


                        WARRANT TO PURCHASE COMMON STOCK


Date of Issuance: May 12, 2008               Warrant to Purchase An Aggregate of
                                             _____________shares of Common Stock

Warrant No. __________

         FOR VALUE RECEIVED, Spare Backup, Inc., a Delaware corporation (the "Company"), promises to issue in the name of, and sell and deliver to ______________________ (the "Holder") a certificate or certificates for an aggregate of ___________________ total shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), upon payment by the Holder of [$0.3577] (price to be determined based upon Bloomberg 10 day VWAP market price at closing) per share of the total underlying shares (the "Exercise Price"), with the Exercise Price being subject to adjustment in the circumstances set forth below.

         1. Exercise of Warrant

                  (A) Exercise Period. The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and from time to time commencing on the date hereof and ending at 5:00 p.m., Eastern Time, on the fifth (5th) anniversary of the date hereof (the "Exercise Period").

                  (B) Exercise Procedure.

                           (i) This Warrant will be deemed to have been
exercised at such time as the Company
has received all of the following items (the "Exercise Date"):

                                    (a) a completed Exercise Agreement, in the
form attached hereto as Exhibit C, executed by the Holder (the "Purchaser"); and

                                    (b) a certified check or other immediately
available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise.

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                           (ii) Certificates for the shares of Common Stock
purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) business days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

                           (iii) The shares of Common Stock issuable upon the
exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

                           (iv) The issuance of certificates for shares of
Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                           (v) Unless the Company shall have registered the
shares of Common Stock underlying this Warrant, the shares of Common Stock issuable upon the exercise of this Warrant will be "restricted securities" as that term is defined in the Securities Act of 1933. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

                  "These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under any applicable state securities laws is available."

                  (C) Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant. The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company's Common Stock as reported on the principal exchange on which the Company's Common Stock is then traded, as of the close of business on the Exercise Date.

                  (D) Special Reset Terms. In the event the Company issues any shares of its common stock at a price of less than thirty cents ($0.30) per share (or lesser price resulting from any subsequent reset price below $0.30), prior to the filing of a registration statement with the Securities and Exchange Commission (the "Registration Statement") registering the shares of common stock issuable upon the exercise of this Warrant so as to permit, upon effectiveness of such registration statement, the public resale thereof, then the Exercise Price shall be reset to such lower price. This reset provision shall not

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apply with regard to stock options and warrants covered by a Form S-8
Registration Statement for employees, directors, and consultants of the Maker. Such right to reset will immediately terminate upon the filing of the Registration Statement.

                  (E) Net Issue Exercise. In lieu of exercising this Warrant in the manner set forth above, Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder a number of shares of the Warrant Stock computed using the following formula:

                  X = Y(A-B)
                      ------
                        A

Where X = The number of shares of Common Stock to be issued to Holder.

Y = The number of shares of Common Stock purchasable under this Warrant.

A = The fair market value of one share of the Common Stock.

B = Warrant Price (as adjusted to the date of such calculations).

                  (i) For purposes of this Section, fair market value of the Warrant Stock shall mean as of a particular date (the "Determination Date"):

                           (A) If traded on a securities exchange, the fair
market value of the Common Stock shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the five trading days immediately prior to the Determination Date;

                           (B) If traded on an over-the-counter system, the fair
market value of the Common Stock shall be deemed to be the average of the closing bid prices of the Common Stock over the five trading days immediately prior to the Determination Date; and

                            (C) If there is no public market for the Common
Stock, then fair market value shall be determined by the Board of Directors of the Company in good faith.

         2. Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

                  (A) Recapitalization or Reclassification of Common Stock. In case the Company shall at any time prior to the satisfaction of the note underlying this Warrant, or the Exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

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                  (B) Consolidation, Merger or Sale. In case the Company shall at any time prior to the satisfaction of the note underlying this Warrant, or the exercise of this Warrant, or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution, then the Company shall, as a condition precedent to such transaction, cause effective provision to be made so that the Holder of this Warrant, upon the exercise thereof after the effective date of such transaction, shall be entitled to receive the kind and amount of shares, evidences of indebtedness, and/or other property receivable on such transaction by a holder of the number of shares of Common Stock as to which the Warrant was exercisable immediately prior to such transaction (without giving effect to any restriction upon such exercise); and, in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder hereof to the effect that the provisions of this Warrant shall thereafter be applicable (as nearly as may be practicable) with respect to any shares, evidences of indebtedness, or other securities or assets thereafter deliverable upon exercise of this Warrant.

                  (C) Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

         3. Reservation of Common Stock. The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant. Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

         4. No Shareholder Rights or Obligations. This Warrant will not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

         5. Transferability. Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company. This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement

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then effective under the Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company.

         6. Miscellaneous.

                  (A) Notices. Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

                  If to the Company:    Spare Backup, Inc.
                                        72-757 Fred Waring Drive
                                        Palm Desert, California 92260
                                        Attn: Cery Perle, President/CEO

                  If to the Holder:     To the address and/or facsimile of
                                        Holder as recorded in the records
                                        of the Company.

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

                  (B) Entire Agreement. This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

                  (C) Governing Law. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of California, without regard to the conflicts of law provision thereof, and irrespective of the place of domicile or resident of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the Courts of the State of California, or the United States District Court for the Southern District of California; and further agree and consent that personal service of process in any such action or preceding outside the State of California shall be tantamount to service in person in California.

                  (D) Amendments. This Warrant may be amended only by an instrument in writing and executed by the party against which enforcement of the amendment is sought. The Holders of in excess of 67% of the principal amount of Warrants then outstanding shall have the right to amend, modify and make any changes in the terms of the Debentures, which shall be binding on the remaining balance of the principal amount of Debentures then outstanding, except for those provisions hereof relating to payment of principal and interest

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         IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

                                        Spare Backup, Inc.



                                        By: ________________________________
                                            Cery Perle, President/CEO

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                               EXERCISE AGREEMENT

To:   ____________________                    Dated:   ____________________

         The undersigned record Holder, pursuant to the provisions set forth in the within Warrant, hereby:

         subscribed for and purchases shares of Common Stock covered by such Warrant and hereby makes full cash payment of $ for such shares at the Exercise Price provided by such Warrant.

         The Holder elects to exercise its net issuance rights pursuant to the attached Warrant with respect to Shares of Common Stock.



                                        --------------------------------
                                        (Signature)


                                        --------------------------------
                                        (Print or type name)


                                        --------------------------------
                                        (Address)



         NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

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